As filed with the Securities and Exchange Commission on December 23, 2019

Registration No. 333-222614

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Motif Bio plc

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

United Kingdom	98-1332437
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

125 Park Avenue
25th Floor
New York, NY 10011
United States
(646) 880-3050

(Address and telephone number of Registrant’s principal executive offices)

Graham Lumsden, CEO
Motif Bio plc
125 Park Avenue
25th Floor
New York, NY 10011
United States
(646) 880-3050

(Name, address, and telephone number of agent for service)

Copies to:

James Wilkinson
Reed Smith LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2RS

T: +44 (0)20 3116 3000

F: +44 (0)20 3116 3999

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment is being filed to deregister unsold securities of Motif Bio plc, a company organized as a U.K. public limited company (the “Registrant”), that were registered on the Registration Statement on Form F-3, SEC File No. 333-222614 (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2018, under which the offering of $80,000,000 of ordinary shares, preference shares, warrants, subscription rights, debt securities and/or units of the Registrant was registered.

The Registrant intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to remove from registration all securities that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in in New York, New York, on December 23, 2019.

MOTIF BIO PLC

By:	/s/ Graham Lumsden
	Name:	Graham Lumsden
	Title:	Chief Executive Officer (principal executive officer) and Director

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.